InfuSystem Holdings Reports 14% Revenue Increase and $3.2 Million of Adjusted EBITDA for the Second Quarter of 2010

MADISON HEIGHTS, MI -- (Marketwire - August 05, 2010) - InfuSystem Holdings, Inc. (OTCBB: INHI) (OTCBB: INHIW) (OTCBB: INHIU), the leading provider of infusion pumps and associated products and services, today announced financial results and provided a business update for the second quarter ended June 30, 2010.

Revenue for the second quarter ended June 30, 2010 was $10.5 million, a 14% improvement compared to $9.2 million for the same period in 2009. The increase in revenue was predominantly the result of maturation of new accounts signed during the past several months combined with continued growth of new customers gained during the period.

Mr. Sean McDevitt, Chief Executive Officer, commented, "In the second quarter we continued to experience growth in our ambulatory infusion business. With our recent milestone acquisition of First Biomedical, Inc., InfuSystem has successfully broadened our service offerings to our oncology customers and now serves an even larger infusion market, including outside of oncology. Furthermore, the acquisition diversifies our revenue sources and provides us with numerous complementary opportunities that will continue to fuel our strong organic growth. In addition, InfuSystem continues to explore additional complementary businesses as potential acquisition candidates to further bolster our long term growth prospects."

Financial Results for the Second Quarter 2010

Revenue for the second quarter ended June 30, 2010 was $10,487,000, a 14% improvement compared to $9,173,000 for the same period in 2009. The increase in revenues is primarily due to increased penetration at facilities added during the past few months, as therapies are initiated for more and more patients at these facilities, combined with the addition of new customer accounts won during the quarter.

Adjusted EBITDA for the second quarter ended June 30, 2010 was $3,171,000, a 3% improvement compared to $3,083,000 for the same period in 2009. The increase in EBITDA for the second quarter of 2010 was primarily due to higher gross profit, partially offset by higher provision for doubtful accounts and higher selling expenses. The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, and excludes gain (loss) on derivative financial instruments and stock-based compensation, and other non-recurring charges. Adjusted EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles in the United States ("GAAP"). The Company believes the presentation of Adjusted EBITDA is a relevant and useful measure to assist a reader's ability to understand the Company's operating performance. The Company's management likewise utilizes Adjusted EBITDA as a means to measure its operating performance. Reconciliation from Adjusted EBITDA, a non-GAAP measure, to net income can be found in the appendix.

The acquisition of First Biomedical in the final weeks of our second quarter had significant one-time impacts on our financial reporting. Operating loss for the second quarter of 2010 was ($254,000), compared to operating income of $1,344,000 for the same period in 2009. The decrease in operating income was primarily due to costs related to the recent First Biomedical acquisition, higher stock-based compensation expense and higher provision for doubtful accounts, partially offset by higher gross profit. Costs related to the acquisition of First Biomedical totaled approximately $785,000 in the second quarter. Net income for the second quarter of 2010 was $135,000 or $0.01 per diluted share, compared to net income of $2,760,000 or $0.15 per diluted share, for the same period in 2009. Net income for the second quarter of 2010 included a ($71,000) loss on derivative financial instruments, which was predominantly attributable to the change in the value of the Company's warrants, compared to a $2,006,000 gain on derivative financial instruments in the second quarter of 2009.

Total cash and cash equivalents were $3,016,000 at the end of the second quarter, compared to $7,750,000 at the end of 2009. As of June 30, 2010, InfuSystem had $34,246,000 of debt outstanding, compared to $24,141,000 at year end 2009. Both the decrease in cash and the increase in debt, as compared to year end 2009, are primarily related to the acquisition of First Biomedical and the refinancing of the Company's debt, partially offset by continued strong operating cash flows. The Company also had a $5,000,000 undrawn revolving credit facility in place at June 30, 2010.

Conference Call

The company will host an investor conference call today at 5:00 p.m. ET to discuss its financial results for the second quarter 2010. The investor conference call will be available via live webcast on InfuSystem's website at www.infusystem.com in the Investors section. To participate by telephone, the dial-in number is (888) 713-4485. The access code is 9667934. Investors are advised to dial into the call at least ten minutes prior to the call to register. A replay of the call can be accessed by dialing (888) 203-1112, confirmation number 9667934. An online archive of the conference call will remain on the Company's website for at least 90 days after the call.

About InfuSystem Holdings, Inc.

InfuSystem is the leading supplier of infusion services to oncologists and other outpatient treatment settings. The Company provides pole mounted and ambulatory pumps, supplies and related clinical, biomedical and billing services to practices and patients, nationwide. The Company's unique suite of services appeals to practices, patients and payors by improving access to clinically necessary medical equipment, while driving down costs and maximizing clinical outcomes.

Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those predicted by such forward-looking statements. These risks and uncertainties include general economic conditions, as well as other risks detailed from time to time in InfuSystem's publicly filed documents.

                           INFUSYSTEM HOLDINGS, INC.
                          CONSOLIDATED BALANCE SHEETS

                                                  June 30,    December 31,
 (in thousands, except share data)                  2010          2009
                                                ------------- -------------
                                                (Unaudited)
ASSETS
Current Assets:
  Cash and cash equivalents                     $       3,016 $       7,750
  Accounts receivable, less allowance for
   doubtful accounts of $2,178 and $1,842 at
   June 30, 2010 and December 31, 2009,
   respectively                                         7,459         5,517
  Inventory                                             1,650           925
  Prepaid expenses and other current assets               614           395
 Deferred income taxes                                    255           125
                                                ------------- -------------
   Total Current Assets                                12,994        14,712
 Property & equipment, net                             16,994        13,499
 Deferred debt issuance costs, net                        804           781
 Goodwill                                              64,068        56,580
 Intangible assets, net                                34,312        28,911
Other assets                                              286           207
                                                ------------- -------------
  Total Assets                                  $     129,458 $     114,690
                                                ============= =============
 LIABILITIES AND STOCKHOLDERS' EQUITY
 Current Liabilities:
  Accounts payable                              $       1,893 $       1,306
  Other current liabilities                             2,219         1,573
  Derivative liabilities                                  750         2,670
  Current portion of long-term debt; December
   31, 2009 includes $4,928 payable
   to Kimberly-Clark (I-Flow)                           5,011         5,501
                                                ------------- -------------
   Total Current Liabilities                            9,873        11,050
 Long-term debt, net of current portion;
  December 31, 2009 includes $16,757 payable
   to Kimberly-Clark (I-Flow)                          29,235        18,640
 Deferred income taxes                                  5,354         3,314
Other Liabilities                                         488           221
                                                ------------- -------------
  Total Liabilities                             $      44,950 $      33,225
                                                ------------- -------------
 Stockholders' Equity
 Preferred stock, $.0001 par value: authorized
  1,000,000
  shares; none issued                                       -             -
 Common stock, $.0001 par value; authorized
  200,000,000; shares; issued and
  outstanding 19,869,239 and 18,734,144,
   respectively                                             2             2
 Additional paid-in capital                            84,330        81,410
 Retained earnings                                        176            53
                                                ------------- -------------
 Total Stockholders' Equity                            84,508        81,465
                                                ------------- -------------
  Total Liabilities and Stockholders' Equity    $     129,458 $     114,690
                                                ============= =============

                            INFUSYSTEM HOLDINGS, INC.
                    CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (UNAUDITED)

                              Three Months Ended    Six Months Ended June
                                   June 30,                   30,
                            ----------------------  ----------------------
 (in thousands, except per
  share data)                  2010        2009        2010        2009
                            ----------  ----------  ----------  ----------

 Net revenues               $   10,487  $    9,173  $   21,421  $   18,400

 Operating expenses:
  Cost of Revenues --
   Product and supply costs      1,719       1,384       3,394       2,654
  Cost of Revenues -- Pump
   depreciation and
   disposals                     1,248         894       2,387       1,734
  Provision for doubtful
   accounts                      1,076         875       2,469       1,844
  Amortization of
   intangibles                     534         457         991         914
  Selling and marketing          1,595       1,419       3,036       2,739
  General and
   administrative                4,569       2,800       7,905       5,910
                            ----------  ----------  ----------  ----------
   Total Operating Expenses     10,741       7,829      20,182      15,795
                            ----------  ----------  ----------  ----------
Operating (loss) income           (254)      1,344       1,239       2,605
 Other (loss) income:
  (Loss) gain on
   derivatives                     (71)      2,006        (460)       (636)
  Interest expense              (1,366)       (851)     (2,172)     (1,837)
  Other income                   1,118           -       1,118           -
                            ----------  ----------  ----------  ----------
   Total other (loss)
    income                        (319)      1,155      (1,514)     (2,473)
                            ----------  ----------  ----------  ----------

 (Loss) income before
  income taxes                    (573)      2,499        (275)        132
 Income tax benefit                708         261         398         121
                            ----------  ----------  ----------  ----------
  Net income                       135       2,760         123         253
                            ----------  ----------  ==========  ==========

 Net income per share:
    Basic                         0.01        0.15        0.01        0.01
 Diluted                          0.01        0.15        0.01        0.01
 Weighted average shares
  outstanding:
    Basic                   19,798,719  18,566,748  19,353,638  18,549,389
 Diluted                    20,811,813  18,943,962  19,922,468  18,915,995

                            INFUSYSTEM HOLDINGS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                        Six Months Ended
                                                            June 30
                                                      --------------------
 (in thousands)                                         2010       2009
                                                      ---------  ---------

 OPERATING ACTIVITIES
 Net Income                                                 123        253
 Adjustments to reconcile net income to net
  cash provided by operating activities:
  Loss on derivative liabilities                            460        636
  Gain on extinguishment of long-term debt               (1,118)         -
  Provision for doubtful accounts                         2,469      1,844
  Depreciation and loss on disposal of pumps              2,559      2,093
  Amortization of intangible assets                         991        914
  Amortization of deferred debt issuance
   costs                                                    834        264
  Stock-based compensation                                  997        545
  Deferred income taxes                                    (814)       787
 Changes in assets and liabilities,
  exclusive of effects of acquisitions:
  Increase in accounts receivable, net of
   provision                                             (2,682)    (2,653)
  Increase in other current assets                         (318)    (1,317)
  Increase in other assets                                 (906)      (511)
  Increase in accounts payable and other
   liabilities                                            1,134        657
  Decrease in derivative liabilities from
   termination of interest rate swap                       (365)         -
                                                      ---------  ---------
 NET CASH PROVIDED BY OPERATING ACTIVITIES                3,364      3,512
                                                      ---------  ---------

 INVESTING ACTIVITIES
  Capital expenditures                                     (743)    (2,672)
  Cash paid for acquisition, net of cash
   acquired                                             (16,418)         -
  Proceeds from sale of property                              -          1
  Other assets                                                -        (18)
                                                      ---------  ---------
 NET CASH USED IN INVESTING ACTIVITIES                  (17,161)    (2,689)
                                                      ---------  ---------

 FINANCING ACTIVITIES
  Principal payments on term loan                       (20,568)    (6,929)
  Cash proceeds from term loan                           30,000          -
  Common stock repurchased to satisfy
   statutory withholding on
   Stock-based compensation                                 (38)         -
  Principal payments on capital lease
   obligation                                              (331)       (43)
                                                      ---------  ---------
 NET CASH PROVIDED BY (USED IN) FINANCING
  ACTIVITIES                                              9,063     (6,972)
                                                      ---------  ---------

 Net change in cash and cash equivalents                 (4,734)    (6,149)
 Cash and cash equivalents, beginning of
  period                                                  7,750     11,513
                                                      ---------  ---------
 Cash and cash equivalents, end of period                 3,016      5,364
                                                      =========  =========

                         INFUSYSTEM HOLDINGS, INC.
                            GAAP RECONCILIATION
                                (UNAUDITED)

Reconciliation from Net Income to Adjusted EBITDA

                                          Three Months      Six  Months
                                              Ended             Ended
                                            June 30,          June 30,
                                        ----------------  ----------------
                                          2010     2009     2010     2009
                                        -------  -------  -------  -------
 Net Income                             $   135  $ 2,760  $   123  $   253
 Adjustments:
  Interest expense                        1,366      851    2,172    1,837
  Income tax benefit                       (708)    (261)    (398)    (121)
  Depreciation                            1,209    1,015    2,380    1,886
  Amortization                              534      457      991      914
                                        -------  -------  -------  -------
 EBITDA                                 $ 2,536  $ 4,822  $ 5,268  $ 4,769
                                        -------  -------  -------  -------
 Adjustments:
  Loss (gain) on derivatives                 71   (2,006)     460      636
  Stock based compensation                  897      267      997      545
  Acquisition costs                         785        -      785        -
 Gain on debt extinguishment             (1,118)       -   (1,118)       -
                                        -------  -------  -------  -------
 Adj. EBITDA                            $ 3,171  $ 3,083  $ 6,392  $ 5,950
                                        =======  =======  =======  =======

Sean Whelan
CFO
InfuSystem
(248) 291-1210

Investor Contacts:
Asher Dewhurst
Bob East
Westwicke Partners
Infusystem@westwicke.com
Tel: (443) 213-0500